EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

              Three and Six Months Ended December 31, 2000 and 1999

                (Dollars in thousands, except per share amounts)

                                                                          Three months ended             Six months ended
                                                                              December 31,                 December 31,
                                                                      --------------------------   ---------------------------
                                                                          2000          1999          2000             1999
                                                                      -----------    -----------   -----------     -----------
Net income......................................................      $     3,033    $     3,323   $     6,209     $     6,405
                                                                      ===========    ===========   ===========     ===========

Number of shares outstanding:
Weighted average shares issued..................................       11,900,000     11,900,000    11,900,000      11,899,686
Less: Weighted average shares held in treasury..................        3,851,353      3,145,498     3,752,898       3,105,858
Less: Average shares held by the ESOP...........................          952,000        952,000       952,000         952,000
Plus: ESOP shares released or committed to be
          released during the fiscal year.......................          539,811        439,596       526,834         427,520
                                                                      -----------    -----------   -----------     -----------
Average basic shares............................................        7,636,458      8,242,098     7,721,936       8,269,348
Plus: Average common stock equivalents..........................          450,396        577,168       441,776         556,213
                                                                      -----------    -----------   -----------     -----------
Average diluted shares..........................................        8,086,854      8,819,266     8,163,712       8,825,561
                                                                      ===========    ===========   ===========     ===========

Earnings per common share:
        Basic....................................................          $0.40           $0.40         $0.80          $0.77
                                                                      ==========     ===========   ===========     ==========
        Diluted..................................................          $0.38           $0.38         $0.76          $0.73
                                                                      ==========     ===========   ===========     ==========